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                                                                      EXHIBIT 16
                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned trustees of ARK Funds (the "Fund") do hereby constitute and appoint Alan C. Porter and Clifford
J. Alexander, and each of them severally, their true and lawful attorney-in-fact and agent, for them and in their names, place and stead, in any and all capacities, to sign one or more registration statements of the Fund to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any and all amendments thereto, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration of the Fund or its shares of beneficial interest, without limitation, granting unto said attorneys-in-fact, and each of them severally, full power and authority to do or cause to be done each and every act and thing requisite and necessary in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said attorneys-in-fact, or any of them, would have if acting personally, and hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this 18th day of May, 2000.



                                                     /s/ William H. Cowie, Jr.
                                                     -------------------------
                                                     William H. Cowie, Jr.



                                                     /s/ David D. Downes
                                                     -------------------------
                                                     David D. Downes



                                                     /s/ Charlotte R. Kerr
                                                     -------------------------
                                                     Charlotte R. Kerr



                                                     /s/ Thomas Schweizer
                                                     -------------------------
                                                     Thomas Schweizer



                                                     /s/ Richard B. Seidel
                                                     -------------------------
                                                     Richard B. Seidel